EXHIBIT 99

               INDEPENDENT AUDITOR'S REPORT OF FORMER ACCOUNTANTS




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INDEPENDENT AUDITORS' REPORT


The Board of Directors
First Midwest Financial, Inc. and Subsidiaries
Storm Lake, Iowa

We have audited the accompanying consolidated statements of income, stockholders' equity and cash flows of First Midwest Financial, Inc. and subsidiaries (the Company) for the year ended September 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements of First Midwest Financial, Inc. and subsidiaries present fairly, in all material respects, the results of their operations and their cash flows for the year ended September 30, 1995 in conformity with generally accepted accounting principles.



/s/ Deloitte & Touche LLP
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Deloitte & Touche LLP
Omaha, Nebraska
November 17, 1995